Exhibit 11.(b)


                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporated by reference in this Post-Effective Amendment No. 17 to Registration Statement No. 33-37928 of Stratus Fund, Inc. filed on Form N-1A of our report dated July 24, 1998 appearing in the Annual Report dated June 30, 1998, and to the reference to us under the headings "Auditors" and "Financial Highlights" in the Prospectuses and "Auditors" in the Statement of Additional Information, which is a part of such Registration Statement.


/S/ DELOITTE & TOUCHE LLP



Lincoln, Nebraska
September 24, 1998